Exhibit 5.2

June 6, 2008

China Sunergy Co., Ltd. No. 123, Focheng West Road, Jiangning Economic & Technical Development Zone Nanjing Jiangsu 211100 People’s Republic of China	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	2842 9595 Andrew.Lee@conyersdillandpearman.com AL/yc/269577 (M#871778)

Dear Sirs,

China Sunergy Co., Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement,” which term does not include any exhibits thereto) to be filed pursuant to Rule 415 under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”) with respect to the proposed issuance by the Company of ordinary shares (the “Shares”) up to the total amount of US$ 300,000,000 and debt securities (“Debt Securities”), some or all of which are convertible into Shares, pursuant to a public offering of ordinary shares in the Company in the form of American Depositary Shares and Debt Securities as described in the prospectus (the “Prospectus”) contained in the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon copies of the following draft documents:

(i)	the Registration Statement (including the Form 20-F dated June 6, 2008 to be filed with the SEC by the Company which is incorporated into the Registration Statement by reference); and

(ii)	the Prospectus contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) a copy of the written resolutions of the board of directors of the Company passed on May 16, 2008, (3) the register of members of the Company, and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made

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in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the SEC; (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; (vi) the price payable for each of Shares to be issued will not be less than the par value of the shares in the then share capital of the Company; and (vii) that the Company will have sufficient authorised but unissued share capital to issue the Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1)	The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2)	On the assumption that the Shares (including the Shares issuable upon due exercise of the conversion rights granted to holders of the Debt Securities) have been duly authorised prior to the issuance of such Shares, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement, the Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

(3)	The statements relating to certain Cayman Islands tax matters set forth under the caption “Cayman Islands Taxation” in the Form 20-F are true and accurate based on current law and practice at the date of this letter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us under the headings “Enforcement of Civil Liabilities” and “Validity of the Securities” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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